SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A-2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                   December 10, 2003

SYS

(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 715-5500

(none)
(Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant’s Certifying Accountant.

On December 3, 2003 the Board of Directors of SYS (the “Company”), upon the recommendation of its Audit Committee, elected to engage KPMG LLP (“KPMG”) to serve as the Company’s principal public accountants for fiscal year 2004.

On December 10, 2003, the Company was informed that it had been accepted as a client of KPMG.

On December 10, 2003, the Company notified its current accountants, J.H. Cohn LLP (“Cohn”), that they were being dismissed.  Cohn’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended June 30, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to certainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2003 and the subsequent interim period through December 10, 2003, there were no disagreements between the Company and Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cohn’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there was a reportable event as described in Item 304(a)(1)(iv) of Regulation S-B and as more fully explained in the following paragraph.

During their audit of the fiscal year ended June 30, 2003, Cohn had identified certain material weaknesses in the Company’s internal controls with regard to its financial reporting system, which was reported in Item 8A of the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003.

These material weaknesses related to certain deficiencies in the systems and processes used in the preparation of financial statements and the lack of adequate management review over these processes. The material weaknesses fall into two major categories; information systems (“IT”) and financial systems:

Information systems weaknesses consisted of the following:

•      IT department monitors general controls but no independent review of this activity from outside IT;

•      Lack of a written formal IT risk assessment;

•      Various other items relating to Windows 2000 Security, system administrator rights, password controls and access logging;

Financial systems weaknesses consisted of the following:

•      Lack of formal written sign-offs on certain documents, reports and journal entries;

•      Lack of segregation of duties in certain accounting functions;

Management has taken the following actions to remedy the material weaknesses noted in the preceding paragraph:

•      Implemented procedures to ensure improved monitoring of our IT system, segregation of duties and documentation for transactional authorization and approvals;

•      Completed a thorough review and written documentation of all of the Company’s information and financial systems, processes and procedures;

•      Identified control points for all significant transactions and designed tests to monitor these controls;

•      Published accounting policies and procedures manual in order to standardize and improve processes and procedures;

•      Engaged a third party firm with expertise in this area to assist in completing the above items.

The Company has authorized Cohn to respond fully to the inquiries of KPMG concerning the subject matter of the reportable event and has provided Cohn with a copy of the foregoing disclosures.  Attached, as Exhibit 16 is a copy of Cohn’s letter, dated July 20, 2004, stating its agreement with the statements related to it.

During the Company’s two most recent fiscal years ended June 30, 2003 and the subsequent interim period through December 10, 2003, the Company did not consult KPMG with respect to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-B.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

Exhibit 16 - Letter from J.H. Cohn LLP to the Securities and Exchange Commission dated July 20, 2004.

Item 9.  Regulation FD Disclosure

On December 17, 2003, the Company issued a press release related to the replacement of its principal public accountants.  This document was filed an exhibit to the Company’s 8-K dated December 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: July 20, 2004	By:	/s/ Edward M. Lake

Edward M. Lake

Chief Financial Officer